Exhibit 15.1
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-129145 on Form F-1 of our report dated April 27, 2007, relating to the consolidated financial statements of Euroseas Ltd. and subsidiaries appearing in this Annual Report on Form 20-F of Euroseas Ltd. and subsidiaries for the year ended December 31, 2006.

Deloitte - Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
April 27, 2007